                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     _____________________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of report (Date of earliest event reported):May 21, 1998

                         Saratoga Bancorp
       (Exact name of registrant as specified in charter)

                            California
                         (State or other
                         jurisdiction of
                          incorporation)


            2-77519-LA                 94-2817587
           (Commission               (IRS Employer
           File Number)            Identification No.)



        12000 Saratoga-Sunnyvale Road, Saratoga, CA 95070
      (Address of principal executive offices and ZIP code)


                            None
(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (408)973-1111











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Item 5.   Other Events.

          The shareholders of Saratoga Bancorp took the following action at the Annual Meeting of Shareholders held on May 21, 1998 at the Corporation's main office located at 12000 Saratoga-Sunnyvale Road, Saratoga, California:


     1.   Approved the election of management's slate of nominees
           for director, each of whom was an incumbent director, as
          follows:
                                            Votes
                                    For             Withheld
          Victor Aboukhater       857,563              6,977
          Robert G. Egan          857,653              6,977
          William D. Kron         857,653              6,977
          John F. Lynch, III      857.653              6,977
          V. Ronald Mancuso       857,633              6,977
          Richard L. Mount        858,756              5,874



     2. Approved the amendments of the 1994 Stock Option Plan to increase the maximum number of shares available for options.

          Votes in favor of this proposal            718,499

          Votes against this proposal                 33,609

          Votes abstaining                             5,675


     3. Approved the appointment of Deloitte & Touche LLP as independent public accountants for the 1998 fiscal year.

          Votes in favor of this proposal            859,290

          Votes against this proposal                  2,700

          Votes abstaining                             2,640











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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     SARATOGA BANCORP
                                       (Registrant)




                                By:      MARY PAGE ROURKE
                                          Mary Page Rourke
                                          Treasurer and Chief
                                          Financial Officer



Date: June 10, 1998
























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